Exhibit 10.3

Confidential Treatment Requested. Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

AMENDMENT TO
MANUFACTURING SERVICES AND SUPPLY AGREEMENT

THIS AMENDMENT TO MANUFACTURING SERVICES AND SUPPLY AGREEMENT (the “Amendment”) with an effective date as of the Closing Date is made and entered into by and between ADAPTEC, INC., a Delaware corporation having a place of business at 691 S, Milpitas Blvd., Milpitas, California 95035, on behalf of itself and its Affiliates (collectively, “ADAPTEC”), and SANMINA-SCI CORPORATION, a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134, on behalf of itself and its Affiliates (collectively “SANMINA-SCI”). ADAPTEC and SANMINA-SCI are sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties”. Capitalized terms used in this Amendment that are not defined below or elsewhere in this Amendment are defined in the Manufacturing Services and Supply Agreement or the Asset Purchase Agreement dated December 23, 2005 among the parties and their Singapore subsidiaries (the “Asset Purchase Agreement”) and will have the meaning given to such terms in the Asset Purchase Agreement or the Manufacturing Services and Supply Agreement, as the case may be.

RECITALS

A.            The Parties have entered into a Manufacturing Services and Supply Agreement (“Agreement”) with an effective date as of the Closing Date.

B.            The Parties wish to amend the Agreement in accordance with the terms herein contained.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Section 4.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

4.5           Payment Terms. Payment terms for all Products purchased by a party hereunder are net * days after the date of the Invoice. The Parties acknowledge that these terms are intended to be “firm” (e.g., that payment is expected to be received on the * day after the Invoice date). ADAPTEC shall be *. On any invoices not paid by the due date, ADAPTEC shall pay interest from due date to the date of payment at the rate of 1.5% per month unless such invoice was disputed in good faith, in which case the interest rate shall be reduced to 1.0% per month. Unless otherwise stated, all prices are stated in and all payments shall be made in U.S. Dollars.

2.             Except as set forth in this Amendment, the Agreement shall remain unchanged.

* Confidential treatment requested

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed effective as of the Closing Date, by their officers, duly authorized.

SANMINA-SCI CORPORATION		ADAPTEC, INC.

By:	/s/ Charles C. Mason	By:	/s/ Marshall Mohr
	Signature		Signature

Charles C. Mason		Marshall Mohr
	Typed Name		Typed Name

Vice President, Business Development			VP & CFO
	Title		Title

	Date		Date